Exhibit 99.1

Contact:	Mark A. Kopser
Senior Vice President and Chief Financial Officer
or
Richard J. Sirchio
Treasurer and Vice President/Investor Relations
(972) 713-3500

UNITED SURGICAL PARTNERS INTERNATIONAL ANNOUNCES
FIRST QUARTER RESULTS

First Quarter Highlights:

•                    Net income increased 51% to $7.1 million

•                    EBITDA less minority interest increased 40% to $25.4 million

•                    EPS increased to $0.26 as compared with $0.19 in 2002

•                    11% domestic same-facility volume growth

•                    Completed 50-50 joint venture in Phoenix, Arizona, with Catholic Healthcare West

Dallas, Texas (April 28, 2003) — United Surgical Partners International, Inc. (NASDAQ/NM:USPI) today announced results for the first quarter ended March 31, 2003.

For the first quarter ended March 31, 2003, net revenues were $102.1 million, up 36% from $75.1 million in the prior year first quarter.  Net income for the first quarter of 2003 increased 51% to $7.1 million from $4.7 million in the prior year period, and earnings per share increased 37% to $0.26 per diluted share from $0.19 per diluted share in the prior year first quarter.  Earnings before interest, taxes, depreciation and amortization less minority interests increased 40% to $25.4 million for the first quarter of 2003, versus $18.2 million for the first quarter of 2002.  Same-facility volume for the first quarter of 2003 increased 11% for facilities in the U.S. and 7% for facilities in Western Europe over the prior year first quarter.

Commenting on the first quarter results, Donald E. Steen, United Surgical Partners International’s chairman and chief executive officer, said, “We are very pleased that we achieved a company-wide same-facility volume growth of 10%. This solid volume growth combined with a 9% same-facility net revenue per case growth resulted in same-facility net revenue growth of 19%, or 12% after excluding the effect of exchange rates.”

During the first quarter, United Surgical Partners International expanded in both domestic and international markets.  The Company completed a 50-50 joint venture agreement, its second with Catholic Healthcare West (CHW), to develop, own and operate surgery centers and surgical hospitals in Phoenix, Arizona.  The joint venture will initially own and operate two surgery centers and will have one surgical hospital in development.  Subsequent to the end of the first quarter, the Company completed a joint venture agreement with CHW in southern California.  This most recent agreement represents the third geographic market where the Company will operate surgical facilities in partnership with CHW.

The Company also completed the acquisition of its ninth facility in Spain, a 96-bed surgical facility located in Marbella, Spain.  Subsequent to the end of the first quarter, the Company completed the acquisition of its third hospital in London, England, Highgate Hospital, a 33-bed surgical facility.

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In closing, Mr. Steen added, “As the Company continues to expand its relationships with existing hospital partners and to develop relationships with new hospital systems, we believe the Company will be well-positioned to develop or acquire a number of new facilities in both existing and new markets in 2003 and the years to come.  While it is difficult to predict when a hospital joint venture will be completed and how many centers will be developed with these hospital systems, we are optimistic that, as the market leader, we will continue to develop exceptionally strong franchises in many markets.”

Given the first quarter results, the Company is updating its guidance for 2003, as follows:

($in millions, except per share data)	Fiscal 2003
	Previous	Current
Revenues	$365 - $375	$390 - $405
EBITDA	$110 - $112	$115 - $120
EBITDA less minority interest	$93 - $95	$95 - $99
Earnings per share — diluted	$0.92 - $0.94	$0.95 - $0.98

Company-wide same-facility case growth	7% - 9%	7% - 9%
Company-wide same-facility revenue growth	9% - 12%	12% - 14%

Depreciation and amortization	$26 - $28	$28 - $30
Interest expense	$25 - $26	$25 - $26
Effective tax rate	36%	37%

The guidance for fiscal year 2003 only includes acquisitions completed through April 28, 2003, and de novo developments under construction.  The Company will update guidance if and when significant future acquisitions are completed.  The Company’s full year guidance on adding facilities in 2003 is as follows:

	Fiscal 2003
	Previous	Current	Completed
De novo developments	6 - 8	6 - 8	4 in development
Acquisitions	3 - 5	5 - 7	2
Hospital joint ventures	3 - 4	3 - 4	2

The live broadcast of United Surgical Partners’ conference call will begin at 11:00 a.m. Eastern Time on April 29, 2003.  A 30-day online replay will be available approximately two hours following the conclusion of the live broadcast.  A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.companyboardroom.com.

United Surgical Partners International, headquartered in Dallas, Texas, has ownership interests in or operates 66 surgical facilities in the United States, Spain and the United Kingdom.  Of these, 26 domestic facilities are jointly owned with 12 not–for–profit healthcare systems.

The above statements include forward-looking statements based on current management expectations.  Numerous factors exist which may cause results to differ from these expectations.  Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict.  These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) possible changes in reimbursement from payors to healthcare providers that may reduce payments; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the geographic concentration of the Company’s operations; (iv) risks associated with the Company’s acquisition and development strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; and (vii) those risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission.  Therefore, the Company’s actual results may differ materially.  The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2003	2002
Revenues	$102,059	$75,078

Operating expenses:
Salaries, benefits and other employee costs	25,496	19,116
Medical services and supplies	19,903	14,396
Other operating expenses	18,016	13,701
General and administrative expenses	6,714	5,896
Provision for doubtful accounts	1,548	1,129
Depreciation and amortization	7,437	5,656
Total operating expenses	79,114	59,894

Operating income	22,945	15,184
Interest expense, net	(6,558)	(5,620)
Other	7	(47)
Income before minority interests	16,394	9,517
Minority interests in income of consolidated subsidiaries	(5,011)	(2,688)
Income before income taxes	11,383	6,829
Income tax expense	(4,261)	(2,126)
Net income	$7,122	$4,703

Net income per diluted share:	$0.26	$0.19

Shares used in computing diluted earnings per share:	27,757	25,124

Supplemental Data:
EBITDA less minority interests	$25,371	$18,152
Facilities operated at period end	65	54

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31,	Dec. 31,
	2003	2002

ASSETS

Current assets:
Cash and cash equivalents	$44,390	$47,571
Accounts receivable, net of allowance for doubtful accounts of $7,393 and $7,154, respectively	45,222	39,176
Other receivables	33,716	34,735
Inventories	7,613	7,756
Other	14,198	12,658
Total current assets	145,139	141,896

Property and equipment, net	290,414	270,387
Investments in affiliates	19,776	18,696
Intangible assets, net	288,596	287,584
Other	14,678	8,722

Total assets	$758,603	$727,285

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$26,701	$25,989
Accrued expenses and other	59,797	51,363
Current portion of long-term debt	13,592	13,132
Total current liabilities	100,090	90,484

Long-term debt	269,274	263,571
Other liabilities	28,024	24,109
Total liabilities	397,388	378,164

Minority interests	29,047	26,860

Common stockholders’ equity	332,168	322,261

Total liabilities and stockholders’ equity	$758,603	$727,285

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Supplemental Financial Information

(in thousands, except number of facilities)

	Three Months Ended
	March 31,
	2003	2002

Revenue:
Net patient service revenue	$90,471	$65,028
Management and administrative services revenue	8,037	7,323
Equity in earnings of unconsolidated affiliates	2,541	2,096
Other income	1,010	631
Total revenues	$102,059	$75,078

EBITDA(1) Less Minority Interests
Operating income	$22,945	$15,184
Depreciation and amortization	7,437	5,656
Minority interests in income of consolidated subsidiaries	(5,011)	(2,688)
EBITDA Less Minority Interests	$25,371	$18,152

Unconsolidated Facilities(2):
Net patient service revenue	$46,537	$28,700
Number of facilities	26	21

(1)          EBITDA is calculated as operating income plus depreciation and amortization.  United Surgical Partners International uses EBITDA and EBITDA less minority interests as analytical indicators for purposes of allocating resources and assessing performance.  EBITDA is commonly used as an analytical indicator within the health care industry and also serves as a measure of leverage capacity and debt service ability.  EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA are significant components in understanding and assessing financial performance.  Because EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculation methods, EBITDA as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.

(2)          Because these facilities are not consolidated by the Company for financial reporting purposes, their revenues and expenses are not included in the revenues and expenses of United Surgical Partners International.  The Company accounts for these facilities under the equity method of accounting; accordingly, the Company reflects its share of the net income of these facilities as equity in earnings of unconsolidated affiliates.

UNITED SURGICAL PARTNERS

INTERNATIONAL, INC.

Key Operating Statistics

	Three Months Ended
	March 31,
			%
	2003	2002	Change

Same-facility statistics:

Cases — United States	52,018	46,846	11.0%

Net revenue/case — United States	$1,453	$1,411	3.0%

Facility EBITDA margin — United States	33.1%	32.9%	20bps

Adjusted admissions — Western Europe	27,038	25,261	7.0%

Net revenue/adjusted admission — Western Europe	$1,553	$1,286	20.7%

Net revenue/adjusted admission — Western Europe (at constant currency translation rates)	$1,553	$1,530	1.5%

Facility EBITDA margin — Western Europe	27.1%	25.7%	140bps

Consolidated facility statistics:

Total cases — United States	35,081	25,729	36.3%

Same facility cases (without acquisitions)(3)	28,115	25,729	9.3%

Total adjusted admissions — Western Europe	27,038	24,440	10.6%

Same facility adjusted admissions (without acquisitions)(3)	26,121	24,440	6.9%

Total consolidated facilities	36	31

(3) Excludes cases from acquired centers during the first year of ownership.

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